UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

INTERNATIONAL LEADERS CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9811 W. Charleston Blvd. Suite 2-518 Las Vegas, NV	89117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (702) 628-8899

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 29, 2018, we amended Article 3 of our Articles of Incorporation (the “Amendment”), as amended, to increase our authorized shares from 300,000,000 shares to 800,000,000 shares. To effect this increase, the Company’s Articles of Incorporation was amended to provide as follows:

“The authorized capital stock of the Corporation shall be 800,000,000 shares. The capital stock of the Corporation is divided into two classes: (1) Common Stock in the amount of 750,000,000 shares, having par value of $0.001 each, and (2) Preferred Stock in the amount of 50,000,000 shares, having par value of $0.01 each.”

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, which is filed hereto as Exhibit 3.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
3.1	Amendment to Articles of Incorporation, as filed with the Secretary of State of Nevada effective June 29, 2018.	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL LEADERS CAPITAL CORPORATION (Registrant)
Date: June 29, 2018	By: /s/ Cihan Huang Cihan Huang Chief Executive Officer

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